    As filed with the Securities and Exchange Commission on March 26, 1998

                                                      Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ----------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ----------------

                                  ATMI, INC.
            (Exact Name of Registrant as Specified in its Charter)


   Delaware                          3559                      06-1481060
(State or Other           (Primary Standard Industrial      (I.R.S. Employer
 Jurisdiction of           Classification Code Number)      Identification No.)
 Incorporation or
 Organization)
                         -----------------------------

                                7 Commerce Drive
                           Danbury, Connecticut 06810
                                 (203) 794-1100
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                         -----------------------------

                            Eugene G. Banucci, Ph.D.
                            Chief Executive Officer
                                   ATMI, Inc.
                                7 Commerce Drive
                           Danbury, Connecticut 06810
                                 (203) 794-1100
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                         -----------------------------

                                   Copies to:

              Donna L. Brooks, Esq.             John A. Burgess, Esq.
              Shipman & Goodwin LLP               Hale and Dorr LLP
                 One American Row                  60 State Street
           Hartford, Connecticut 06103       Boston, Massachusetts 02109
          Telephone No.: (860) 251-5000     Telephone No.: (617) 526-6000
          Facsimile No.:  (860) 251-5999    Facsimile No.:  (617) 526-5000

                         -----------------------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-46609

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                       CALCULATION  OF REGISTRATION FEE
================================================================================

                                              Proposed      Proposed
                                              Maximum       Maximum
    Title of Each Class          Amount       Offering     Aggregate      Amount of
    of Securities to be          to be       Price per      Offering     Registration
        Registered           Registered (1)  Share (2)       Price           Fee
-------------------------------------------------------------------------------------
Common Stock, par value
$.01.......................     828,000         $29.50   $24,426,000.00     $7,205.67
=====================================================================================

(1) Includes up to 108,000 shares of Common Stock which the Underwriters have the option to purchase from the Company and the Selling Stockholders to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
--------------------------------------------------------------------------------
================================================================================

                EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

          This Registration Statement is being filed in connection with the registration of additional shares of Common Stock, par value $.01 per share, of ATMI, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective Registration Statement (File No. 333-46609) are incorporated in this Registration Statement by reference.

          The required opinions, consents and powers of attorney are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on March 26, 1998.

                         ATMI, Inc.


                         By:/s/ Eugene G. Banucci
                            ----------------------------------------------
                            Eugene G. Banucci,
                            President,  Chief Executive Officer
                            and Chairman of the Board


                               POWER OF ATTORNEY

  Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints Eugene G. Banucci and Daniel P. Sharkey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              -------------------

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                        Title                          Date
      ---------                        -----                          ----

/s/ Eugene G. Banucci     President, Chief Executive Officer,     March 26, 1998
----------------------    Chairman of the Board and Director
   Eugene G. Banucci      (principal executive officer)


/s/ Daniel P. Sharkey     Vice President, Treasurer               March 26, 1998
----------------------    and Chief Financial Officer
   Daniel P. Sharkey      (principal financial and accounting
                          officer)
/s/ Mark A. Adley         Director                                March 26, 1998
----------------------
   Mark A. Adley

/s/ John A. Armstrong     Director                                March 26, 1998
----------------------
   John A. Armstrong

/s/ Robert S. Hillas      Director                                March 26, 1998
----------------------
   Robert S. Hillas

/s/ Lamonte H. Lawrence            Director                     March 26, 1998
-----------------------------
        Lamonte H. Lawrence

/s/ Stephen H. Mahle               Director                     March 26, 1998
-----------------------------
        Stephen H. Mahle

/s/ Stephen H. Siegele             Director                     March 26, 1998
-----------------------------
        Stephen H. Siegele

                                 EXHIBIT INDEX

                                                               Sequentially
                                                               ------------
Exhibit No.            Description                             Numbered Page
-----------            -----------                             -------------

  5.01 Opinion and Consent of Shipman & Goodwin LLP, as to the legality of the shares to be registered.

  23.01 Consent of Shipman & Goodwin LLP, included in opinion filed as Exhibit 5.01.

  23.02       Consent of Ernst & Young LLP.

  23.03       Consent of Price Waterhouse LLP.

  23.04 Consent of Intellectual Property/Technology Law, patent counsel to the Registrant.

  24.01 Power of Attorney, included in the signature page of this registration statement.